Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 102 to the Registration Statement on Form N-1A of Fidelity Income Fund: Fidelity Government Income Fund of our report dated October 21, 2014; Fidelity Total Bond Fund of our report dated October 22, 2014 and Fidelity Intermediate Government Income Fund of our report dated October 20, 2014 relating to the financial statements and financial highlights included in the August 31, 2014 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts October 23, 2014